Oil and gas producer in the Alberta Oil Sands under $0.20:

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One of the smallest market capitalized companies with interest in the World-Class Athabasca Oil Sands in Alberta, Canada

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Currently has production from existing oil and gas wells

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Has multiple drill programs now underway

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Recently listed on the Frankfurt Stock Exchange

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Looking for additional Alberta Oil Sands projects